FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Fifth Amendment”) is entered into and effective as of the Fifth Amendment Closing Date (as defined below) among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”), DD ENERGY, INC., a Nevada corporation (“DD Energy”), Working Interest, LLC, a Kansas limited liability company (“Working Interest”), BLACK SABLE ENERGY, LLC, a Texas limited liability company (“Black Sable”; together with Parent, EnerJex Kansas, DD Energy and Working Interest, collectively, “Original Borrowers”), BLACK RAVEN ENERGY, INC., a Nevada corporation (“Black Raven”) and ADENA, LLC, a Colorado limited liability company (“Adena”; together with the Original Borrowers and Black Raven, collectively, “Borrowers” and each, a “Borrower”) and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement, as defined below (the “Banks”). Capitalized terms used but not defined in this Fifth Amendment have the meaning given them in the Credit Agreement.

RECITALS

A. Original Borrowers, Administrative Agent, L/C Issuer and Banks previously entered into that certain Amended and Restated Credit Agreement dated as of October 3, 2011, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 14, 2011, that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 31, 2012, that certain Third Amendment to Amended and Restated Credit Agreement dated as of November 2, 2012, and that certain Fourth Amendment to Amended and Restated Credit Agreement dated as of January 24, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Pursuant to the Credit Agreement, Original Borrowers previously executed and delivered an Amended and Restated Note dated October 3, 2011 (the “Original Note”), payable to the order of each Bank in the face principal amount of Fifty Million and No/100 Dollars ($50,000,000) and certain other Loan Documents.

C. Parent desires to enter into that certain Agreement and Plan of Merger dated July 23, 2013 (the “Merger Agreement”) by and among Parent, BRE Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Black Raven and West Coast Opportunity Fund, LLC, a Delaware limited liability company (“West Coast”) pursuant to which (a) Parent will purchase all of the outstanding Equity Interests of Black Raven (the “Stock Sale”) and (b) Black Raven will merge with and into Merger Sub with Black Raven continuing as the surviving corporation (the Stock Sale, together with the Merger Agreement, the transactions contemplated therein and all of the aforementioned transactions, collectively, the “Merger Transaction”).

D. Concurrent with the closing of the Merger Transaction, (a) West Coast will release all of the Liens, security interests and other rights previously granted to or in favor of it by Black Raven, Adena and PRB Gathering, Inc., a Colorado corporation (“PRB”) (the “West Coast Lien Releases”) and (b) Carlyle Energy Mezzanine Opportunities Fund, L.P., Carlyle Energy Mezzanine Opportunities Fund-A, L.P. and CEMOF Coinvestment, L.P. (collectively, “Carlyle”; together with West Coast, collectively, the “Lien Holders”) will release all of the Liens, security interests and other rights previously granted to or in favor of them by Black Raven, Adena and PRB (the “Carlyle Lien Releases”; together with the West Coast Lien Releases, collectively, the “Lien Releases”).

E. As a result of the Merger Transaction, (a) Black Raven will become a direct Subsidiary of Parent and (b) Parent will hold 100% of Black Raven’s then-outstanding Equity Interests.

F. Each of Adena and PRB is a wholly-owned Subsidiary of Black Raven.

G. Adena holds record title to certain Oil and Gas Properties located in the State of Colorado, including, without limitation, the Adena Assets (as defined below).

H. Borrowers have requested that Administrative Agent and Banks consent to the Merger Transaction.

I. Administrative Agent and Banks desire to consent to the Merger Transaction subject to (a) Black Raven and Adena joining the Credit Agreement as borrower parties in accordance with Section 6.13 of the Credit Agreement, (b) Adena granting Liens on the Adena Assets, (c) the Lien Holders releasing the Lien Releases and terminating or assigning to Parent the debt secured by such Lien Releases, (d) Parent granting a Lien on all of Parent’s Equity Interests in Black Raven, (e) Black Raven granting a Lien on all of Black Raven’s Equity Interests in Adena and PRB and (f) the terms and conditions set forth herein.

J. Pursuant to such joinder, the Original Note will be replaced with that certain Second Amended and Restated Note dated as of the Fifth Amendment Closing Date executed and delivered by Borrowers, payable to the order of each Bank in the aggregate face principal amount of One Hundred Million and No/100 Dollars ($100,000,000) (the “New Note”).

K. Borrowers, Administrative Agent, L/C Issuer and Banks have agreed to amend the Credit Agreement, subject to the terms and conditions of this Fifth Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

I. Joinder Agreement.

A. Joinder of Black Raven and Adena. In connection with Section 6.13 of the Credit Agreement, Black Raven and Adena hereby unconditionally and irrevocably (a) join the Credit Agreement as a party thereto and shall have all the rights of a Borrower and assumes all the obligations of a Borrower under the Credit Agreement and the other Loan Documents to which the other Borrowers are a party, (b) agree to be bound by the provisions of the Credit Agreement or such other Loan Documents as if Black Raven and Adena had been an original party to the Credit Agreement or such other Loan Documents, and (c) confirm that, after joining the Credit Agreement and the other Loan Documents as set forth above, the representations and warranties set forth in the Credit Agreement and the other Loan Documents with respect to Black Raven and Adena are true and correct in all material respects as of the date of this Fifth Amendment and that no Default has occurred and is continuing. Each reference to a “Borrower” under the Credit Agreement and all other Loan Documents shall be deemed to include each of Black Raven and Adena except to the extent the context requires reference only to another particular Borrower.

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B. Black Raven and Adena Representations and Warranties. Each of Black Raven and Adena (a) represents and warrants to the Administrative Agent and the Banks that this Fifth Amendment (i) has been duly authorized, executed and delivered by it by all requisite Corporate Action and (ii) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable Debtor Relief Laws and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)) and (b) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Borrower.

II. Specific Amendments to Credit Agreement.

A. Article I, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“Adena” is defined in the Preamble to the Fifth Amendment.

“Adena Assets” shall mean all assets of Adena, whether real or personal or mixed, tangible or intangible, direct or indirect, including without limitation, those certain Oil and Gas Properties and all other property associated therewith owned by Adena, as set forth on Exhibit A attached to the Fifth Amendment.

“Adena Collateral” shall mean the Adena Assets in which a Lien is granted or to be granted pursuant to the Collateral Documents.

“Black Raven” is defined in the Preamble to the Fifth Amendment.

“Conforming Borrowing Base” means, as of the Fifth Amendment Closing Date, $36,500,000.

“Fifth Amendment” means the Fifth Amendment to Amended and Restated Credit Agreement dated effective as of the Fifth Amendment Closing Date by and among Borrowers, Administrative Agent, L/C Issuer and Banks.

“Fifth Amendment Closing Date” means September 30, 2013.

“Merger Transaction” is defined in Recital C to the Fifth Amendment.

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“Nonconforming Borrowing Base” means, as and when determined, the positive difference, if any, between the Borrowing Base and the Conforming Borrowing Base.

“PRB” is defined in Recital F to the Fifth Amendment.

Article I, Definitions, of the Credit Agreement is hereby amended by revising the following definitions in their entirety as follows:

“Borrowing Base Utilization Percentage” means the ratio, expressed as a percentage, of (a) the Aggregate Outstanding Credit Exposure to (b) the Conforming Borrowing Base.

“Collateral” shall mean the assets of Borrowers and each of the Loan Parties, including, without limitation, the Adena Collateral, whether real or personal or mixed, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents or the Existing Collateral Documents.

“Floating Rate” means a per annum interest rate determined by reference to the following schedule:

Eurodollar Rate + Eurodollar Margin at Borrower’s option pursuant to Section 2.02,

or

Base Rate + Base Rate Margin at Borrower’s option or by default pursuant to Section 2.02.

“Intercreditor Agreement” means (a) that certain Amended and Restated Intercreditor Agreement dated September 5, 2013 (as amended by that certain First Amendment thereto dated as of the Fifth Amendment Closing Date) by and among Administrative Agent, Borrowers, BP Energy Company, Inc. and Cargill, Incorporated, and (b) any other Intercreditor Agreement among Administrative Agent, a Borrower and an Approved Counterparty, executed in connection with Permitted Swap Contracts on terms and conditions satisfactory to Administrative Agent providing for, amongst other things, the sharing of pari passu Liens on the Collateral to secure the Total Obligations, which form of Intercreditor Agreement shall be in form mutually agreeable to Administrative Agent, a Borrower and an Approved Counterparty.

“Letter of Credit Limit” means with regard to the Letters of Credit issued under Section 2.03, an amount equal to $2,000,000.

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“Margin/Fee Table” means the following table:

	Borrowing Base Utilization Percentage	Applicable Margin		Commitment Fee	L/C Fee
		Eurodollar Margin	Base Rate Margin
Level 1	>100%	4.500%	3.500%	0.500%	2.750%
Level 2	> 75%≤ 100%	3.000%	2.000%	0.500%	2.750%
Level 3	> 50% ≤ 75%	2.750%	1.750%	0.500%	2.750%
Level 4	> 25% ≤ 50%	2.500%	1.500%	0.500%	2.750%
Level 5	≤ 25%	2.250%	1.250%	0.500%	2.750%

B. Section 2.04, Borrowing Base Determination, of the Credit Agreement is hereby amended by deleting Subsection (a) in its entirety and replaced it with following:

(a) The Borrowing Base in effect as of the Fifth Amendment Closing Date is $38,000,000 relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties and the Monthly Borrowing Base Reduction is $0.00. The Borrowing Base shall be automatically reduced on the first day of each month by the Monthly Borrowing Base Reduction beginning October 1, 2013. The Borrowing Base and the Monthly Borrowing Base Reduction shall be re-determined from time to time pursuant to the provisions of this Section.

C. Section 2.04, Borrowing Base Determination, of the Credit Agreement is hereby amended by adding the following proviso to the end of the penultimate sentence of Subsection (b) thereof:

; provided further that, notwithstanding the foregoing, the Borrowing Base shall be automatically redetermined at any time and from time to time as a result of redetermination of the Nonconforming Borrowing Base in accordance with Section 2.04(g) below.

D. Section 2.04, Borrowing Base Determination, of the Credit Agreement is hereby amended by adding the following new Subsection (g) to the end thereof:

(g) Notwithstanding anything to the contrary in this Agreement, the Nonconforming Borrowing Base may be redetermined by the Administrative Agent and the Banks at any time and from time to time and such redetermination shall be effective immediately upon notice to Borrowers.

E. Section 6.11, Use of Proceeds, of the Credit Agreement is hereby amended by replacing the text thereof with the following text:

Use the proceeds of the Loans for (a) the transaction costs, fees and expenses related to this Agreement and the transactions contemplated hereby, (b) the acquisition, development and exploration of the Borrowing Base Oil and Gas Properties, (c) capital expenditures, (d) the Merger Transaction and transaction costs, fees and expenses related thereto, (e) general corporate purposes that are of customary, recurring types in the oil and gas exploration and production business and (f) Letters of Credit, in each case, not in contravention of any Law or of any Loan Document. Notwithstanding the foregoing, proceeds of the Loans may only be used by or for the benefit of, or on behalf of, PRB with the prior written consent of Administrative Agent and Banks.

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F. Section 6.27, Removal as Operator and Subordination of Liens, of the Credit Agreement is hereby amended by replacing the text thereof with the following text:

Until the Obligations have been paid in full and the Commitments terminated, and notwithstanding anything in any other document to the contrary, Borrowers will, and will cause any Affiliate (including EnerJex Kansas and Black Raven) to, immediately resign and remove itself as the operator of the Borrowing Base Oil and Gas Properties upon the written request of Administrative Agent if an Event of Default has occurred and is continuing under the Credit Agreement or any other Loan Document. If Borrowers or any such Affiliate (including EnerJex Kansas and Black Raven) is removed as operator pursuant to this Section 6.27, Borrowers will, and will cause any Affiliate (including EnerJex Kansas and Black Raven) to, (a) immediately take any and all actions reasonably requested by Administrative Agent or its designee to facilitate a smooth transition of operatorship from Borrowers or any such Affiliate to a successor operator approved by Administrative Agent, (b) refrain from taking any action to oppose, delay or otherwise hinder the efforts of that successor operator to assume operatorship of the Borrowing Base Oil and Gas Properties, and (c) fully cooperate in good faith with all such efforts by Administrative Agent to pursue foreclosure and/or other rights and remedies available to Administrative Agent by law, equity or otherwise. Additionally, EnerJex Kansas and Black Raven agree that so long as any of Obligations remain outstanding, EnerJex Kansas’ and Black Raven’s Liens in and to any of the Collateral pursuant to any Operating Agreement, or at law or in equity or otherwise (the “Subordinated Liens”) are and shall be subordinate in priority to the Liens of the Administrative Agent in the Collateral under the Loan Documents for the benefit of the Banks, notwithstanding the date, manner or order of grant, attachment or perfection of any of the Subordinated Liens or the Liens granted under the Loan Documents. Notwithstanding any provision of applicable Law, the Loan Documents or the documents evidencing the Subordinated Liens or any other circumstance whatsoever, EnerJex Kansas and Black Raven agree that: (i) any Lien on the Collateral securing any Obligations now or hereafter held by or on behalf of the Administrative Agent or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Subordinated Lien and (ii) any Lien on the Collateral now or hereafter held by or on behalf of EnerJex Kansas, Black Raven or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing the Obligations.

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G. Section 7.02, Investments, of the Credit Agreement is hereby amended by (a) deleting the “and” at the end of Section 7.02(e), (b) replacing the “.” at the end of Section 7.01(f) with “; and”, and (c) adding the following new Section 7.02(g) to the end thereof:

(g) Investments in connection with the Merger Transaction.

H. Section 7.12(b), Funded Debt to EBITDAX Ratio, of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(b) Funded Debt to EBITDAX Ratio. Permit, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2014, the ratio of Funded Debt to Borrowers’ and their Subsidiaries’ consolidated EBITDAX for that preceding quarter to be greater than 4.50:1.00. For the purpose of calculating the foregoing ratio, EBITDAX will be annualized by: (i) multiplying by 4 for the three-month period ending March 31, 2014, (ii) multiplying by 2 for the six-month period ending June 30, 2014, and (iii) multiplying by 1.33 for the nine-month period ending September 30, 2014. For the twelve-month period ending December 31, 2014, and for each period thereafter, EBITDAX will be calculated based on actual EBITDAX for the previous four fiscal quarters.

I. Section 7.12(c), Interest Coverage Ratio, of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c) Interest Coverage Ratio. Permit, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2014, the ratio of Borrowers’ and their Subsidiaries’ consolidated EBITDAX for each fiscal quarter to Interest Expense for that quarter to be less than 3.00:1.00. For the purpose of calculating the foregoing ratio, EBITDAX will be annualized by: (i) multiplying by 4 for the three-month period ending March 31, 2014, (ii) multiplying by 2 for the six-month period ending June 30, 2014, and (iii) multiplying by 1.33 for the nine-month period ending September 30, 2014. For the twelve-month period ending December 31, 2014, and for each period thereafter, EBITDAX will be calculated based on actual EBITDAX for the previous four fiscal quarters.

J. Section 9.01(c), Other Covenants, of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c) Other Covenants. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after Borrowers receive written notice thereof from Administrative Agent or any event of default occurs and is continuing under any other Loan Document for thirty (30) days after Borrowers receive written notice thereof from Administrative Agent; or

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III. Amendments to Exhibits to Credit Agreement. Exhibit A attached to the Credit Agreement is hereby supplemented by adding the Borrowing Base Oil and Gas Properties described on Exhibit A attached to this Fifth Amendment and each reference in any Loan Document to such Exhibit A shall include and incorporate the Exhibit A attached to this Fifth Amendment. Exhibit C attached to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit C attached to this Fifth Amendment. Each reference in any Loan Document to such Exhibit C shall be deemed to refer to Exhibit C attached to this Fifth Amendment.

IV. Schedules to Credit Agreement. Upon satisfaction of all conditions precedent set forth in Article VII of this Fifth Amendment, Schedules 1.01, 5.13, 5.19, 5.21 and 5.24 attached to the Credit Agreement are hereby deleted in their entirety and replaced with Schedules 1.01, 5.13, 5.19, 5.21 and 5.24 attached to this Fifth Amendment and each reference in the Loan Documents to such Schedules shall be deemed to refer to Schedules 1.01, 5.13, 5.19, 5.21 and 5.24 attached to this Fifth Amendment.

V. Consent to Certain Transactions. Subject to the terms of this Fifth Amendment, Administrative Agent and Banks hereby consent to (a) the Merger Transaction and (b) the joinder of Black Raven and Adena as Borrowers under the Credit Agreement pursuant to Section 6.13 of the Credit Agreement.

VI. Limited Waiver. Subject to the other terms and conditions set forth herein, Administrative Agent and Banks hereby waive Borrowers’ compliance with, and any resulting Event of Default arising from Borrowers’ failure to comply with, the financial covenant set forth in Section 7.12(b) (Funded Debt to EBITDAX Ratio) solely in relation to the fiscal quarter ending September 30, 2013. The waiver granted hereunder does not indicate an intent to establish any course of dealing between Administrative Agent, Banks and Borrowers with regard to future waivers, consents, agreements to forbear or any other modifications that may be requested. Administrative Agent’s and Banks’ agreement to the waiver herein should not be construed as an indication that Administrative Agent and Banks would be willing to agree to any further or future consents, waivers, agreements to forbear or any modifications to any of the terms of the Credit Agreement or other Loan Documents, or any Events of Default or Defaults that may exist or occur thereunder.

VII. Conditions Precedent to Fifth Amendment. This Fifth Amendment shall be effective once each of the following conditions have been satisfied in Administrative Agent’s sole discretion on or before the Fifth Amendment Effective Date:

A.	Borrowers, Administrative Agent and Banks shall have executed and delivered this Fifth Amendment (including, without limitation, all schedules, exhibits and annexes to be attached hereto and incorporated herein);

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B.	Borrowers shall have executed and delivered the New Note;

C.	Black Raven, Adena and the other Borrowers shall have executed and delivered Collateral Documents covering, among other things, the Adena Collateral, Parent’s Equity Interests in Black Raven and Black Raven’s Equity Interests in each of Adena and PRB;

D.	Adena shall have executed and delivered Transfer Order Letters;

E.	To the extent certificated, Borrowers shall have delivered to Administrative Agent new or replacement stock certificates evidencing (a) Parent’s Equity Interests in Black Raven and (b) Black Raven’s Equity Interests in each of Adena and PRB, in each instance, together with executed stock powers in favor of the Administrative Agent;

F.	Borrowers shall have delivered executed copies of the Stock Sale, the Merger Agreement and all other documents, certificates and other agreements executed and/or delivered in connection with the Merger Transaction, each in form and content satisfactory to Administrative Agent;

G.	Borrowers shall have delivered to Administrative Agent evidence satisfactory to Administrative Agent in its sole discretion that the Merger Transaction has been consummated and all conditions therein have been satisfied, unless waived by Administrative Agent in writing;

H.	Borrowers shall have delivered to Administrative Agent the Lien Releases and such other evidence of the termination or assignment to Parent of the Lien Holders’ debt, each in form and content satisfactory to Administrative Agent;

I.	Borrowers shall have delivered to Administrative Agent evidence, satisfactory to Administrative Agent in its sole discretion, that Borrowers have entered into Permitted Swap Contracts covering sufficient notional volumes of Borrowers’ reasonably anticipated Proved Developed Producing Reserves for the calendar years 2014 and 2015.

J.	Borrowers shall have delivered to Administrative Agent such other documents as Administrative Agent may request, including without limitation, (a) an insurance certificate providing proof of insurance for Black Raven, Adena and PRB and their respective properties and (b) proper officer’s certificate and corporate resolutions of Black Raven and Adena approving and adopting, among other things, (i) the Stock Sale, the Merger Agreement and the other transactions related to the Merger Transaction and (ii) the joinder to the Credit Agreement, the execution and delivery of this Fifth Amendment and the other Loan Documents contemplated herein and the granting of Lien, security interests and other rights thereunder in favor of the Administrative Agent for the benefit of the Banks, in each case, in form and content satisfactory to Administrative Agent;

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K.	Administrative Agent shall have received a favorable opinion of counsel to the Loan Parties, addressed to Administrative Agent, as to such matters concerning the Loan Parties, this Fifth Amendment and the other Loan Documents, in form and content satisfactory to Administrative Agent;

L.	Borrowers shall have paid, in immediately available funds, to the Administrative Agent (i) a facility fee in the amount of $138,750 in connection with the increased Borrowing Base on such date, and (ii) an engineering fee in the amount of $2,500; and

M.	Administrative Agent shall have received, in form and content satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent may request.

VIII. Representations, Warranties and Covenants. Borrowers represent and warrant to Administrative Agent and Banks that (a) they possess all requisite Corporate Power and authority to execute, deliver and comply with the terms of this Fifth Amendment, (b) this Fifth Amendment has been duly authorized and approved by all requisite Corporate Action on the part of the Borrowers, (c) no other consent of any Person (other than Administrative Agent and Banks) is required for this Fifth Amendment to be effective, (d) the execution and delivery of this Fifth Amendment does not violate their Governing Documentation, (e)  the representations and warranties in each Loan Document to which they are a party are true and correct in all material respects on and as of the Fifth Amendment Closing Date as though made on the Fifth Amendment Closing Date, (f)  except as may be addressed in this Fifth Amendment, they are in full compliance with all covenants and agreements contained in each Loan Document to which they are a party, (g) no Event of Default or Default has occurred and is continuing, (h) except as may be addressed in this Fifth Amendment, no exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this Fifth Amendment or any other matters occurring prior to the Fifth Amendment Closing Date and (i) they have delivered true, correct and complete copies of all documents associated, or delivered in connection, with, or contemplated in the Merger Transaction. In particular, but without limiting the generality of the foregoing, Exhibit A attached to the Credit Agreement, as amended by this Fifth Amendment or any prior amendment, describes all of Borrowers’ Borrowing Base Oil and Gas Properties. The representations and warranties made in this Fifth Amendment shall survive the execution and delivery of this Fifth Amendment. No investigation by Administrative Agent or any Bank is required for Administrative Agent or any Bank to rely on the representations and warranties in this Fifth Amendment.

IX. Scope of Amendment; Reaffirmation; Release. All references to the Credit Agreement shall refer to the Credit Agreement as amended by this Fifth Amendment. Except as affected by this Fifth Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Fifth Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement. Borrowers hereby reaffirm their obligations under the Loan Documents to which they are a party to and agree that all Loan Documents to which they are a party to remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Fifth Amendment). Borrowers hereby release, discharge and acquit Administrative Agent, L/C Issuer and Banks from any and all claims, demands, actions, causes of action, remedies, and liabilities of every kind or nature (including without limitation, offsets, reductions, rebates, or lender liability) arising out of any act, occurrence, transaction or omission occurring in connection with the Credit Agreement and the other Loan Documents prior to the Fifth Amendment Closing Date.

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X. Miscellaneous.

(a) No Waiver of Defaults. Except as expressly provided herein, this Fifth Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Administrative Agent’s or any Bank’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b) Form. Each agreement, document, instrument or other writing to be furnished to Administrative Agent under any provision of this Fifth Amendment, if any, must be in form and substance satisfactory to Administrative Agent and its counsel.

(c) Headings. The headings and captions used in this Fifth Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Fifth Amendment, the Credit Agreement, or the other Loan Documents.

(d) Costs, Expenses and Attorneys’ Fees. Borrowers agree to pay or reimburse Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Fifth Amendment, including, without limitation, the reasonable fees and disbursements of Administrative Agent’s counsel.

(e) Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f) Multiple Counterparts. This Fifth Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one (1) and the same instrument. This Fifth Amendment may be transmitted and signed by facsimile or portable document file (pdf). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Administrative Agent, L/C Issuer and Banks. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

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(g) Governing Law. This Fifth Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

(h) Entirety. THIS FIFTH AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS CONSTITUTE A “LOAN AGREEMENT” AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER UNDER THIS FIFTH AMENDMENT AND UNDER THOSE OTHER WRITTEN DOCUMENTS AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(Signature pages follow)

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IN WITNESS WHEREOF, this Fifth Amendment is executed effective as of the Fifth Amendment Closing Date.

BORROWERS:

ENERJEX RESOURCES, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

ENERJEX KANSAS, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

DD ENERGY, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

WORKING INTEREST, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

BLACK SABLE ENERGY, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

Signature Page to Fifth Amendment

BLACK RAVEN ENERGY, INC.

By:
Robert G. Watson, Jr.
Chief Executive Officer

– and –

ADENA, LLC

By:
Robert G. Watson, Jr.
Chief Executive Officer

Signature Page to Fifth Amendment

ADMINISTRATIVE AGENT, L/C ISSUER
AND BANKS:

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and
a Bank

By:
W. David McCarver IV
Senior Vice President

Signature Page to Fifth Amendment

SCHEDULE 1.01

COMMITMENT AMOUNTS
AND AGGREGATE COMMITMENT AMOUNT

Bank	Percentage Share	Commitment Amount	Percentage Share of Letters of Credit under the Letter of Credit Limit
Texas Capital Bank, N.A.	100.0%	$100,000,000	100.0%
Aggregate Commitment Amount:		$100,000,000

Schedule 1.01

SCHEDULE 5.13

SUBSIDIARIES

Subsidiaries of EnerJex Resources, Inc.

1.	EnerJex Kansas, Inc.
2.	DD Energy, Inc.
3.	Working Interest, LLC
4.	Black Sable Energy, LLC
5.	Black Raven Energy, Inc.

Subsidiaries of EnerJex Kansas, Inc.

None.

Subsidiaries of DD Energy, Inc.

None.

Subsidiaries of Working Interest, LLC

None.

Subsidiaries of Black Sable Energy, LLC

None.

Subsidiaries of Black Raven Energy, Inc.

1.	Adena, LLC.
2.	PRB Gathering, Inc.

Schedule 5.13

SCHEDULE 5.19

OIL AND GAS CONTRACTS

1.	Month to month contract with Coeffeyville Resources (Oil) - EnerJex.

2.	Month to month contract with Plains Marketing (Oil) - EnerJex

3.	Month to Month with Plains Marketing (Oil) - Black Raven Energy

4.	Month to Month with Western Operating (Gas) - Black Raven Energy

5.	Month to Month with Sunoco (Oil) - Black Sable Energy (EnerJex Texas)

Schedule 5.19

SCHEDULE 5.21

PURCHASERS OF PRODUCTION

1.	For Kansas Production:

Coffeyville Resources, LLC

A CVR Energy Company

10 E. Cambridge Circle, Ste. 250

Kansas City, KS 66103

(913) 982-0499

2.	For Kansas Production:

Plains Marketing, L.P.

P.O. Box 4648 Houston, Texas 77210-4648(800) 772-7589

3.	For Texas Production:

Sunoco Partners Marketing & Terminals

1 Fluor Daniel Drive

Sugarland, TX 77478

281-637-6200

4.	For Colorado Production:

Plains Marketing L.P.

333 Clay Street, Ste 1600

Houston, TX 77002

5.	For Colorado Production:

Western Operating Company

518 17th Street, Ste 200

Denver, CO 80202

Schedule 5.21

SCHEDULE 5.22

SWAP CONTRACTS

I.	ISDA 1992 Master Agreement dated as of July 3, 2008, by and among Parent, EnerJex Kansas and DD Energy and BP Corporation North America Inc., as Approved Counterparty, together with the schedules, annexes and exhibits attached thereto and each relevant transaction confirmation thereunder to the extent such parties have disclosed the material terms thereof to Administrative Agent.

II.	ISDA 1992 Master Agreement dated as of September 5, 2013, by and between Parent, and Cargill, Incorporated, as Approved Counterparty, together with the schedules, annexes and exhibits attached thereto and each relevant transaction confirmation thereunder to the extent such parties have disclosed the material terms thereof to Administrative Agent.

III.	From time to time after the Closing Date and during the term of this Agreement, Borrowers agree to enter into Swap Contracts and transactions thereunder, which are permitted under the terms of this Agreement.

Schedule 5.22

SCHEDULE 5.24

MATERIAL AGREEMENTS; DEBT INSTRUMENTS

1.	Option and Joint Development Agreement, as amended, dated August 11, 2011 among EnerJex Resources, MorMeg, LLC and Haas Petroleum, LLC and the Joint Operating Agreement associated therewith, as amended.

2.	Joint Development Agreement, as amended, dated December 31, 2010 among EnerJex Resources, Haas Petroleum and Mormeg, LLC and the Joint Operating Agreement associated therewith, as amended.

3.	Participation Agreement, as amended, dated January 1, 2010 among Black Sable Energy and various other participants and the Joint Operating Agreement associated therewith, as amended.

4.	Participation Agreement, as amended, dated May 1, 2009 among Black Sable Energy and various other participants and the Joint Operating Agreement associated therewith, as amended.

Schedule 5.24

EXHIBIT A

Borrowing Base Oil and Gas Properties